UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2023

PARTY CITY HOLDCO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37344	46-0539758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Tice Boulevard, Woodcliff Lake, NJ		07677
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2023, Mr. Jeremy Aguilar informed Party City Holdco Inc. (the “Company”) of his intent to resign from his role as Executive Vice-President & Interim Chief Financial Officer of the Company, effective December 1, 2023. Mr. Aguilar’s resignation is not the result of any dispute or disagreement with the Company. The Board of Directors of the Company and management thank Mr. Aguilar for his contributions to the Company and wish him well.

Further, on November 17, 2023, Mr. Dan Lamadrid, age 48, was appointed as the Company’s Executive Vice-President & Chief Financial Officer, effective December 18, 2023.

Mr. Lamadrid brings over 25 years of finance and accounting experience, having worked in both retail and manufacturing. Mr. Lamadrid served as Chief Financial Officer of Fashionphile from September 2021 through December 2023. Prior to joining Fashionphile, Mr. Lamadrid spent over four years with Premium Apparel, LLC & Ascena Retail Group, Inc. from 2019 to 2021 as Senior Vice President, Finance and Chief Accounting Officer, and Executive Vice President, Chief Financial Officer, where he oversaw a portfolio of apparel brands, including Ann Taylor, Loft and Lane Bryant. Mr. Lamadrid previously held the position of Senior Vice President, Chief Accounting Officer and Controller at Vitamin Shoppe, Inc., a national retailer of health and wellness products, where he was employed since 2011. Mr. Lamadrid earned a Bachelor’s of Science (BS) in Accounting from St. John’s University and a Masters of Business Administration (MBA) in Finance from Iona University. He holds active licenses as a Certified Public Accountant (CPA) and Certified Management Accountant (CMA).

In connection with his at-will appointment as Executive Vice-President & Chief Financial Officer, Mr. Lamadrid entered into an Offer Letter with the Company, dated November 18, 2023 (the “Letter Agreement”). Pursuant to the Letter Agreement, he will receive an initial annual base salary of $550,000, is eligible for an annual bonus target of 75% of his base salary, and will receive a sign-on cash bonus equal to $300,000. He is also entitled to receive twelve (12) months annual base salary, payable as salary continuation, and a pro rata annual bonus for the year in which employment is terminated, provided such termination is without cause, and to participate in any applicable Company equity programs and will receive benefits consistent with other senior executives of the Company.

Mr. Lamadrid has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Lamadrid had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing summary of the Letter Agreement is qualified in its entirety by the copy of such agreement filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Letter Agreement, dated November 18, 2023, by and between the Company and Dan Lamadrid.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDCO INC.

Date: November 21, 2023	By:	/s/ Ian Heller
Ian Heller
Senior Vice-President & General Counsel